UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.            )

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GLUCOTRACK, INC.

(Name of Registrant as Specified in Its Charter)

N/A

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GLUCOTRACK, INC.

301 Route 17 North, Ste. 800

Rutherford, NJ 07070

(201) 842-7715

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 31, 2023

To the Stockholders of GlucoTrack, Inc:

The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of GlucoTrack, Inc., a Delaware corporation (the “Company”), will be held on March 31, 2023 at 10:00 a.m., Eastern Standard Time, at [insert Zoom capability], for the following purposes:

1.	To re-elect our Board of Directors
2.	To ratify appointment of our auditors to conduct our audit for the year ended December 31, 2022
3.	To transact such other business as may properly be brought before the Annual Meeting, and at any adjournments or postponements of the Annual Meeting.

Holders of record of the Company’s Common Stock at the close of business on February 17, 2023 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting. In the event that there are insufficient shares present in person or represented by proxy at the Annual Meeting in order to obtain a quorum, the Annual Meeting may be adjourned or postponed in order to permit further solicitation of proxies.

GLUCOTRACK, INC.

Stockholders as of the Record Date may attend the meeting virtually as stated below:

https://web.lumiagm.com/237072528 password: glucotrack2023

ALL STOCKHOLDERS AS OF FEBRUARY 17, 2023 ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES OVER THE INTERNET, BY TELEPHONE OR BY MAIL FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ARE ABLE TO ATTEND THE MEETING. THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. VOTING OVER THE INTERNET, BY TELEPHONE OR BY MAILING A PROXY CARD WILL NOT LIMIT YOUR RIGHT TO ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors,

Jolie Kahn, CHIEF FINANCIAL OFFICER

March 2, 2023

GLUCOTRACK, INC.

PROXY STATEMENT

FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 31, 2023

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive this proxy?

The Board of Directors of GlucoTrack, Inc. (“GlucoTrack”) is furnishing this proxy statement to solicit proxies on its behalf to be voted at the 2022 Annual Meeting of Stockholders of GlucoTrack (the “Annual Meeting”) or at any adjournment or postponement thereof. The Annual Meeting is scheduled to be held on March 31, 2023 at 10:00 a.m., Eastern Standard Time, at Eastern Standard Time, at https://web.lumiagm.com/237072528 password: glucotrack2023. The information you need to know to vote by proxy or in person at the Annual Meeting is included in this Proxy Statement and the documents referred to or incorporated by reference in this Proxy Statement. You do not need to attend the Annual Meeting in person in order to vote.

When is this proxy statement first being sent or given to security holders?

We will begin mailing this Proxy Statement on or about March 2, 2023 to holders of record of GlucoTrack’s common stock, par value $0.001 per share (the “Common Stock”) at the close of business on February 17, 2023.

Who is entitled to vote at the Annual Meeting?

Holders of record of GlucoTrack’s Common Stock (the “Voting Stock”) at the close of business on February 17, 2023, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. On the record date, there were issued and outstanding: 15,503,632 shares of Common Stock

What is the quorum for the meeting?

The presence, in person or by proxy, of a majority of the outstanding shares of Voting Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (described below) will be counted as present for purposes of determining the presence of a quorum at the meeting but will not be counted as present for any other purpose. No business may be conducted at the Annual Meeting if a quorum is not present. If less than a majority of outstanding shares of Voting Stock entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place. Notice need not be given of the new date, time or place if announced at the meeting before an adjournment is taken, unless a new record date is fixed for the Annual Meeting (in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting).

How many votes do I have?

Each share of Common Stock entitles its owner to one vote on all matters brought before the Annual Meeting.

How do stockholders of record vote?

If you are a record holder, which means your shares are registered in your name, you may vote or submit a proxy:

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet. To attend the meeting via the Internet, please visit https://web.lumiagm.com/237072528 (password: glucotrack2023) and be sure to have your control number available

How do I vote my shares in person if they are held by my broker?

If you hold your shares of Voting Stock through a broker, bank or other financial institution, you are considered the beneficial owner of shares held in “street name,” and you will receive instructions on how to vote from your broker, bank or other institution. If you hold shares of Voting Stock in street name and wish to vote in person at the meeting, you must present a recent proxy validating your ownership of the shares of Voting Stock that you intend to vote from your bank, broker or other nominee that held your shares of Voting Stock as of the record date. You will also need proof of identity for entrance to the meeting.

What am I voting on?

At the Annual Meeting, GlucoTrack’s stockholders will be asked to vote on the following proposals:

1.	To re-elect our Board of Directors
2.	To ratify appointment of our auditors to conduct our audit for the year ended December 31, 2022
3.	Say on Pay Vote
4.	To transact such other business as may properly be brought before the Annual Meeting, and at any adjournments or postponements of the Annual Meeting.

What vote is required for the proposals?

Proposal 1 – Election of Directors

If a quorum is present, directors will be elected pursuant to the affirmative vote of a plurality of the shares of Voting Stock present in person or represented by proxy at the Annual Meeting. This means that the four nominees who receive the most affirmative votes will be elected to the Board of Directors.

Proposal 2 – Ratification of our Auditors and Proposal 3 – Say on Pay

If a quorum is present, this will require the affirmative vote of a majority of the shares of our Voting Stock present in person or in proxy at the Annual Meeting.

How are abstentions and broker “non-votes” treated?

Abstentions

Pursuant to Delaware law, abstentions are counted as present for purposes of determining the number of shares of Voting Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. As a result, abstentions will have the same effect as a vote AGAINST all proposals.

Broker “non-votes”

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but may not vote those shares with respect to “non-routine” matters.

Pursuant to Delaware law, broker non-votes will be counted as present for purposes of determining the presence of a quorum at the meeting but will not be counted as present for any other purpose.

Proposal Nos. 1 and 3. considered as “non-routine” matters. As a result, a broker or nominee will not be able to vote your shares for these proposals. For this reason, we urge you to give voting instructions to your broker. If any “routine” matters are properly brought before the Annual Meeting, then brokers and nominees holding shares in street name will be permitted to vote those shares in their discretion for any such routine matters.

Will there be any other items of business on the agenda?

The Board of Directors does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that any other matters will be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting, the persons named in the proxy that is submitted via the Internet or mail will have discretionary authority to vote all proxies unless otherwise specified to the contrary with respect to such matters in accordance with the recommendation of the Board of Directors.

What happens if I submit or return my proxy card without voting?

If you properly submit your proxy via the Internet or mail, the shares it represents will be voted at the Annual Meeting in accordance with your directions. If you properly submit your proxy with no direction, the proxy will be voted “FOR” all Proposals.

Can I change my vote after I have voted?

If you have submitted a proxy pursuant to this solicitation, you may revoke such proxy at any time prior to its exercise by:

●	written notice delivered to GlucoTrack’s Chief Financial Officer at GlucoTrack, Inc., 301 Rte 17 North, Rutherford, NJ 07070.
●	executing and delivering a proxy with a later date;
●	submitting an Internet or telephone vote with a later date; or
●	attending the Annual Meeting and voting virtually.

With respect to Internet and telephone votes, the last vote transmitted will be the vote counted. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

If you are the beneficial owner of shares held in street name, you must submit new voting instructions to your stockbroker, bank or other nominee pursuant to the instructions you have received from them.

Will anyone contact me regarding this vote?

No arrangements or contracts have been made with any proxy solicitors as of the date of this proxy statement. However, GlucoTrack may retain a proxy solicitor if it appears reasonably likely that it may not obtain a quorum to conduct the Annual Meeting. In addition, GlucoTrack’s directors, officers and employees may solicit proxies in person and by telephone or facsimile; however, these persons will not receive any additional compensation for any such solicitation efforts.

Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held as of the record date by them.

Who has paid for this proxy solicitation?

All expenses incurred in connection with the solicitation of proxies, including the printing and mailing of this Proxy Statement, will be borne by the Company.

How do I obtain a list of GlucoTrack’s stockholders?

●	A list of GlucoTrack’s stockholders as of February 17, 2023, the record date for the Annual Meeting, will be available for inspection at GlucoTrack’s corporate headquarters, located at 301 Rte 17 North, Rutherford, NJ 07070 during normal business hours during the 10-day period immediately prior to the Annual Meeting.

MATTERS TO BE VOTED UPON BY ALL SHAREHOLDERS

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSALS.

PROPOSAL NO. 1:

Our Bylaws provide that the Board of Directors shall consist of not less than one and not more than fifteen members unless changed by a duly adopted amendment to the articles of incorporation or by an amendment to the Bylaws adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. Our Board of Directors has five members. All directors have been nominated for re-election at the Annual Meeting.

For information about each of the nominees and our Board generally, please see “Management”. If elected, the nominees will hold office until the next annual meeting and until a respective successor is elected and has been qualified, or until such director resigns or is removed from office. Management expects that each of the nominees will be available for election, but if any of them is unable to serve at the time the election occurs, your proxy will be voted for the election of another nominee to be designated by the available members of our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” ALL OF THE NOMINEES. THE AFFIRMATIVE VOTE OF A PLURALITY OF THE VOTES CAST, BY THE HOLDERS OF COMMON STOCK PRESENT IN PERSON OR BY PROXY, ENTITLED TO VOTE AT THE ANNUAL MEETING IS REQUIRED FOR THE ELECTION OF THE NOMINEES.

PROPOSAL NO. 2:

The Audit Committee of the Board of Directors annually considers and selects our independent registered public accountants. The Board has selected Fahn Kanne to act as our independent registered public accountants for fiscal 2022.

Stockholder ratification of Fahn Kanne as our independent registered public accountants is not required by our Bylaws, or otherwise. However, we are submitting the selection of Fahn Kanne to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection of Fahn Kanne as our independent registered public accountants, the Board will reconsider the selection of such independent registered public accountants. Even if the selection is ratified, the Board may, in its discretion, direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders. Representatives of Fahn Kanne are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF FAHN KANNE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE STOCKHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED “FOR” THE RATIFICATION OF THE APPOINTMENT OF FAHN KANNE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST, BY THE HOLDERS OF COMMON STOCK PRESENT IN PERSON OR BY PROXY, ENTITLED TO VOTE AT THE ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED TO SUPPORT THE PROPOSAL.

PROPOSAL NO. 3.

ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, we included a shareholder vote on the to approve named executive officer compensation (commonly referred to as a “say-on-pay” vote) in our proxy statement related to our 2022 annual meeting of shareholders. We are asking shareholders to approve an advisory resolution on the Company’s 2021 executive compensation as reported in this proxy statement. As described in this proxy statement, our compensation policies and determinations, including those made for fiscal year 2021, have been the product of discussions between our entire Board. Our Compensation Committee will make all compensation decisions regarding executive compensation in future periods. Accordingly, the compensation paid to our named executive officers for fiscal year 2021 is not necessarily indicative of how we will compensate our named executive officers in the future.

MANAGEMENT AND CORPORATE GOVERNANCE

General

GlucoTrack’s bylaws provide that the size of the Board of Directors shall be determined from time to time by resolution of the Board of Directors but shall not consist of less than one director nor more than fifteen. The Board of Directors currently has five members.

Director Independence

Our common stock is traded on the Nasdaq Capital Market under the symbol “GCTK”. Robert Fischell, Luis Malave, Shimon Rapps and Allen Danzig are considered independent directors under Nasdaq Rules.

Director Compensation

Our policy is that directors of GlucoTrack do not receive any compensation from GlucoTrack other than their compensation as employees of the Company, for those that are employees, which compensation would be described below under Executive Compensation (although at present we do not have any employee directors).

Board Leadership Structure

The Board of Directors of GlucoTrack has not adopted a formal policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that it determines to be most appropriate for GlucoTrack. The Board of Directors believes that the independent directors work well together in the current board structure.

Committees of the Board of Directors

The Board of Directors of GlucoTrack currently has three committees, an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The Board of Directors has determined that its Audit Committee Chair, Shimon Rapps, qualifies as an “Audit Committee Financial Expert”.

Board Meeting Attendance

During 2022, the Board of Directors met 3 times and acted by unanimous written consent 3 times. Each member of the Board of Directors attended the meetings of the Board of Directors held in the 2022 fiscal year during the period for which he or she was a director.

GlucoTrack does not have a formal policy regarding director attendance at annual meetings of stockholders. However, all directors are encouraged to attend GlucoTrack’s annual meetings of stockholders in person.

Director Qualifications and Nominating Process

Director nominees are considered by the full Board of Directors. The Board of Directors does not maintain any specific minimum qualifications for director candidates. However, the Board of Directors believes that directors should possess the highest personal and professional ethics, GlucoTrack and values, and be committed to representing the long-term interests of GlucoTrack’s stockholders and must also be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties. While the Board of Directors does not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Board of Directors seeks to include a range of talents, experience, skills, diversity and expertise (particularly in the areas of accounting and finance, management, domestic and international markets, leadership and corporate governance, and the medical device and related industries) sufficient to provide sound and prudent guidance with respect to the operations of GlucoTrack and the interests of GlucoTrack and its stockholders. All of the nominees for election as directors at the Annual Meeting were nominated by the Board of Directors. GlucoTrack did not receive any stockholder nominations for directors to be elected at the Annual Meeting.

Candidates for director may come from a number of sources including, among others, recommendations from current directors, recommendations from management, and recommendations from stockholders. Director candidates are evaluated to determine whether they have the qualities and skills set forth above. Such evaluation may be by personal interview, background investigation and other appropriate means. The Board of Directors has not engaged any third-party search firms to identify director candidates.

The Board of Directors considers individuals for nomination for election to the Board of Directors from any source, including stockholder recommendations. The Board of Directors does not evaluate candidates differently based on who has made the recommendation. Consideration of nominee candidates typically involves a series of internal discussions and a review of information concerning a candidate’s qualifications and perceived contributions.

Processes for the Consideration and Determination of Executive and Director Compensation

The Board of Directors is responsible for, among other things, establishing GlucoTrack’s general compensation philosophy and overseeing the development and implementation of GlucoTrack’s compensation and benefits program. The Board of Directors is also responsible for reviewing the performance of GlucoTrack’s Chief Executive Officer (or other similar title such as President, and all references to Chief Executive Officer in this section are in the broader generic sense) and other executive officers and setting the compensation of the Chief Executive Officer and such other executive officers. The Board of Directors also sets and approves its own compensation. In considering and determining the compensation to be paid to GlucoTrack’s executive officers, the Board of Directors receives information and recommendations from the Chief Executive Officer as to such compensation, including recommendations as to the amount and form of such compensation. Neither GlucoTrack nor the Board of Directors has retained the services of any compensation consultant to assist in determining or recommending the amount or form of executive and director compensation.

Communications with the Board of Directors

GlucoTrack does not have a formal procedure for stockholder communication with its Board of Directors. Stockholders who wish to contact the Board of Directors or an individual director should send their correspondence to GlucoTrack, Inc., at the address for the Company provided in this Schedule 14A Attention: Chief Financial Officer. Any such communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. GlucoTrack will initially receive and process a communication before forwarding it to the addressee or addressees. GlucoTrack generally will not forward a stockholder communication to its directors if it determines that such communication is primarily commercial in nature or is abusive, threatening or otherwise inappropriate.

Role of the Board of Directors in Risk Oversight

GlucoTrack’s management has responsibility for managing day-to-day risk and for bringing the most material risks facing GlucoTrack to the Board of Directors’ attention. To facilitate the Board of Directors’ risk oversight responsibility, management provides the Board of Directors with information about its identification, assessment and management of critical risks and its risk mitigation strategies. These matters are further discussed by the Board of Directors with or without the presence of management.

Code of Ethics

GlucoTrack has adopted a code of ethics that applies to its Chief Executive Officer and its senior financial officers (currently consisting only of the Chief Financial Officer). This code of ethics is available on GlucoTrack’s website at www.glucotrack.com. If GlucoTrack makes any substantive amendments to the code or grants any waiver, including any implicit waiver, from a provision of the code to its principal executive, financial or accounting officer, it will disclose the nature of the amendment or waiver on its website or in a report on a Current Report on Form 8-K filed in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

OUR DIRECTORS

The table below sets forth (1) the names and ages of our Directors as of the date of this Proxy Statement, (2) all positions with the Company presently held by each such person and (3) the positions held by, and principal areas of responsibility of, each such person during the last five years.

Name	Age	Position
Dr. Robert Fischell	95	Director, Member of the Audit, Nominating and Governance and Compensation Committees
Luis Malave	60	Director, Member of the Audit, Nominating and Governance and Compensation (Chair) Committees
Andrew Sycoff	55	Directors
Shimon Rapps	43	Director, Chair of the Audit Committee
Allen Danzig	67	Director, Chair of the Nominating and Governance Committee and Member of the Compensation Committee

Allen Danzig has served on our Board since October 31, 2019 and is the Chair of our Nominating, Governance and Compensation Committee. Mr. Danzig most recently served as Vice President, Assistant General Counsel and Assistant Secretary of L3Harris Technologies, Inc., a global aerospace and defense technology contractor, with $17 billion in annual revenue. Prior to its merger with Harris Corporation in June 2019, Mr. Danzig served as Vice President, Assistant General Counsel and Assistant Secretary at L3 Technologies, Inc. where he had been employed since 2006. Prior to his employment at L3, Mr. Danzig served in management positions with Celanese Corporation, a global chemical and specialty materials company, and The Hertz Corporation, one of the world’s largest vehicle and equipment rental companies. He received his undergraduate degree from Adelphi University and law degree from Pace University School of Law and is a member of the New York State Bar. The Board has determined that Mr. Danzig is suited to serve due to his extensive legal and corporate governance experience.

Dr. Robert Fischell has served as one of GlucoTrack’s directors since 2010. He also serves on GlucoTrack’s Nominating, Governance and Compensation Committee. Dr. Fischell is an inventor and serial entrepreneur with over 160 issued U.S. patents. Starting in 1959, Dr. Fischell spent over 30 years with the Johns Hopkins University Applied Physics Laboratory, which resulted in 53 patents in both aerospace and biomedical technology. His interests at Johns Hopkins then turned to the invention of new medical devices such as pacemakers and implantable heart defibrillators. Starting in 1969, Dr. Fischell began the formation of 14 private companies that licensed his patents on medical devices. These companies include Pacesetter Systems, Inc. (purchased by Siemens and now part of St. Jude Medical, Inc.), IsoStent, Inc. (merged with Cordis Company, a Johnson and Johnson Company), NeuroPace, Inc., Neuralieve, Inc., Angel Medical Systems, Inc., and Svelte Medical Systems, Inc. As it relates to diabetes management devices, he was the inventor of the first implantable insulin pump (which became Minimed, which was sold to Medtronic). Dr. Fischell’s honors include Inventor of the Year for the USA in 1984, election to the National Academy of Engineering in 1989, the Distinguished Physics Alumnus Award of the University of Maryland, and several medals for distinguished accomplishments in science, engineering and innovation. In 2004, Discover magazine gave Dr. Fischell their annual Technology for Humanity award. In 2008, Dr. Fischell received the honorary degree of Doctor of Humane Letters from the Johns Hopkins University in recognition of his many lifesaving inventions. From June 2009 until March 2011, Dr. Fischell was a director of InspireMD, Inc. (OTCBB: NSPR), a medical device company focusing on the development and commercialization of its proprietary stent system, MGuard. Dr. Fischell received his BSME degree from Duke University and MS and Sc.D. degrees from the University of Maryland. At the White House on May 16, 2016, President Obama presented to Dr. Fischell the National Medical of Technology and Innovation, the highest award in the USA for achievements in innovative technology. The Board has determined that Dr. Fischell is suited to serve due to his extensive diabetes and medical device experience.

Luis Malave has served as a Director of the Company since June 22, 2021 and serves on our Audit Committee and Nominating, Governance and Compensation Committee. Mr. Malavé brings more than 30 years of leadership experience in the MedTech industry, primarily in diabetes management, spanning all company stages, from private startups to large-cap publicly listed companies. He has extensive expertise in product development, operations, marketing, strategic partnerships, and US FDA regulatory strategy. Since October 2017, Mr. Malavé has served as President of EOFLOW CO. Ltd., a company listed on the Korea Stock Exchange that has developed a wearable disposable insulin pump. From October 2014 to June 2016, he was COO of Mikroscan Technologies. Prior to that, Mr. Malavé was the President and CEO of Palyon Medical, maker of an implantable drug-delivery system that spun out from German medical-technology giant Fresenius SE. Prior to Palyon, he spent nearly a decade at insulin pump maker Insulet Corp., including as its Senior Vice President of Research, Development and Engineering, and as Chief Operating Officer. He also held various senior positions at Medtronic and MiniMed, overseeing product development of various diabetes management devices. Mr. Malavé earned his Bachelor’s degree in Mathematics and Computer Science from the University of Minnesota, a Master’s degree in Software Engineering from the University of St. Thomas, and an MBA from the University of Maryland.

Shimon Rapps was appointed as a Director of the Company on July 31, 2019. He is also Chair of the Audit Committee. Mr. Rapps currently serves as Director of Venture and Private Equity for a New York based single family office and is the founder of Three Strands Capital Group, a boutique merchant banking and investment advisory firm. Previously he served as Head of Investment Banking at Andrew Garrett, Inc., a full-service investment bank and wealth management firm. His experience spans equity and debt financings, mergers and acquisitions, private placements and IPO’s. He has extensive expertise with both public and private, emerging growth and lower middle market companies, and regularly advises CEO’s, CFO’s and Boards of Directors on matters of corporate governance and strategy. He holds the Series 7, 24, 63, and 66 licenses and is a Certified Public Accountant (inactive). The Board has determined that Mr. Rapps is suited to serve due to his extensive investment banking and public company experience.

Andrew Sycoff has served as a Director of the Company since July 8, 2019, and is a member of the Nominating, Governance and Compensation Committee Mr. Sycoff is the founder, Chief Executive Officer and Chairman of the Board of Andrew Garrett, Inc., a full-service investment bank providing wealth management and corporate advisory services, for which he has served as CEO and Chairman continuously since 1992. Client sectors include high net worth individuals and early to middle market stage companies. Mr. Sycoff holds Series 7 and 24 licenses. Mr. Sycoff has been actively investing in and advising companies for over 25 years and has extensive experience in the areas of securities brokerage, Capital Markets, Corporate Advisory and Mergers & Acquisitions. Mr. Sycoff previously served on the board of Brokerage America and Paragon Industries Corp., an electronics contract manufacturer. The Board has determined that Mr. Sycoff is suited to serve due to his extensive investment banking and public company experience.

OUR EXECUTIVE OFFICERS

The table below sets forth the names and ages of our executive officers as of the date of this Registration Statement and all positions with the Company presently held by each such person. Immediately following the table is biographical information for each of our executive officers, including the positions held by, and principal areas of responsibility of, each such person during the last five years. Biographical information for Mr. Podwalski is included above under the caption “Our Directors.”

Name	Age	Position
Paul Goode	55	Chief Executive Officer
Jolie Kahn	58	Chief Financial Officer
JP Thrower	53	Vice President of Engineering

Paul Goode most recently served as Vice President of Product Development at Orchestra Biomed where he oversaw development of its implantable cardiac stimulator system for hypertension. Prior to Orchestra, from 2010 until July 2019 Paul served in several executive roles at EndoStim, including Senior Vice President of R&D, Chief Technology Officer, and Interim CEO. From 2006 through 2010 he served as VP of Research and Development at Metacure and from 2004 through 2006 Mr. Goode served as Director of Engineering at Impulse Dynamics. Prior to that, Mr. Goode was employed as Director of Engineering at DexCom and as Senior Engineer at MiniMed. Paul received his BS, MS and PhD degrees from North Carolina State University.

In this role, Goode leads lead the company’s operations, overseeing strategy, design, manufacturing, business and product development and begin to build the U.S. infrastructure in preparation for the U.S. clinical trials of GlucoTrack. He devotes such time as necessary to perform his duties but shall be able to pursue other professional opportunities at the same time. His base salary is $175,000 per year (since raised to $243,750 per year), and he shall be entitled to a cash bonus of up to 20% of his annual base salary as determined by the Company’s Compensation Committee and shall be granted options to purchase up to One and half Percent (1.5%) of the fully diluted common stock, par value $0.001 per share, of the Company (“Common Stock”) as of the Effective Date, with a per share exercise price equal to the greater of (A) $5.20 per share or (B) the closing price of a share of Common Stock on the Effective Date, as reported by Bloomberg L.P., which shall vest in equal monthly installments over a three year period following the Effective Date. The bonus and equity incentives shall be subject to clawback rights if there is a misstatement of financials which changes any metrics upon which a bonus or incentives are based and the clawback will be pro rata based upon the changes in the financials with respect to the effect on any underlying metrics.

Jolie Kahn has an extensive background in corporate finance and corporate and securities law. She has been the proprietor of Jolie Kahn, Esq. since 2002. Ms. Kahn has also acted in various corporate finance roles, including extensive involvement of preparation of period filings and financial statements and playing an integral part in public company audits. She also works with companies and hedge funds in complex transactions involving the structuring and negotiation of multi-million-dollar debt and equity financings, mergers, and acquisitions. Ms. Kahn has practiced law in the areas of corporate finance, mergers & acquisitions, reverse mergers, and general corporate, banking, and real estate matters. She represents both public and private companies, hedge funds, and other institutional investors in their role as investors in public companies. Ms. Kahn holds a BA from Cornell University and a J.D. magna cum laude from the Benjamin N. Cardozo School of Law.

James P Thrower joined the Company in December 2021 as its second U.S. employee. He is a seasoned engineering and global product development leader with a track record of successfully leading large healthcare technology-focused projects across multiple geographies from prototype design through clinical trials and FDA submissions. From June 2019 until December 2021, he held senior positions at Sterling Medical Devices and from 2005 to June 2019 he held various senior positions at Mindray DS USA Inc. Prior to that Mr. Thrower was a senior software and electrical engineer at DexCom, Inc. He earned his bachelor’s degree in both Electrical Engineering and Computer Engineering, as well as his MSc and PhD in Electrical Engineering from North Carolina State University. He is a published author in numerous industry publications and is a named inventor on over 120 patents.

CORPORATE GOVERNANCE

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and regulations of the SEC thereunder requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes of ownership with the SEC. The Company is not reporting on this compliance in this Schedule 14A.

Code of Business Conduct and Ethics

GlucoTrack has adopted a code of ethics that applies to its Chief Executive Officer and its senior financial officers (currently consisting only of the Chief Financial Officer). This code of ethics is available on GlucoTrack’s website at www.glucotrack.com. If GlucoTrack makes any substantive amendments to the code or grants any waiver, including any implicit waiver, from a provision of the code to its principal executive, financial or accounting officer, it will disclose the nature of the amendment or waiver on its website or in a report on a Current Report on Form 8-K filed in accordance with the rules and regulations of the SEC. The Company will provide to any person without charge, upon five days’ written request, a copy of the code of ethics.

Nominating and Corporate Governance Committee

The members of the Nominating, Governance and Compensation Committee of the Board are Mr. Danzig (Chairman), Mr. Malave, and Dr. Robert Fischell. Our Board has determined that these directors are “independent” as defined by the rules of the SEC. The purposes and powers of the Nominating and Corporate Governance Committee include (i) identifying potential qualified nominees for director and recommend to the Board for nomination candidates for the Board, (ii) developing the Company’s corporate governance guidelines and additional corporate governance policies, and (iii) exercising such other powers and authority as shall from time to time be assigned thereto by resolution of the Board. The Nominating and Corporate Governance Committee adopted the Nominating and Corporate Governance Committee charter on July 5, 2016, which sets forth the duties and responsibilities of the Nominating and Corporate Governance Committee

Compensation Committee

The members of the Compensation Committee of the Board are Luis Malave (Chair), Dr. Robert Fischell and Allen Danzig. Our Board has determined that all three of these directors are “independent” as defined by the rules of the SEC. The primary responsibilities of the Compensation Committee include reviewing compensation and other benefits for our executive officers.

Audit Committee and Audit Committee Financial Expert

The members of the Audit Committee of the Board are Mr. Shimon Rapps (Chairman), Mr. Malave and Dr. Robert Fischell. Our Board has determined that these directors are “independent” as defined by the rules of the SEC. The primary role of the Committee is to oversee the financial reporting and disclosure process. To fulfill this obligation, the Committee relies on: management for the preparation and accuracy of the Company’s financial statements; both management and the Company’s internal audit department/management for establishing effective internal controls and procedures to ensure the Company’s compliance with accounting standards, financial reporting procedures and applicable laws and regulations; and the Company’s independent auditors for an unbiased, diligent audit or review, as applicable, of the functions of the audit committee are performed by the full Board. Each member of the Committee shall be independent in accordance with the requirements of Rule 10A-3 of the Exchange Act and the NASDAQ Listing Rules. No member of the Committee can have participated in the preparation of the Company’s or any of its subsidiaries’ financial statements at any time during the past three years.

The Board has determined that Mr. Rapps is an “Audit Committee Financial Expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes compensation of our named executive officers, as of December 31, 2022 and 2021.

Name and Principal Position	Year	Salary	Bonus	Option Awards	All other Compensation(1)	Total Compensation

Jolie Kahn	2022	$120,000	$-	$-	$-	$120,000
Chief Financial Officer	2021	$120,000	$-	$-	$-	$120,000

Erez Ben Zvi	2022	$84,236	$-	$3,026	$22,983	$110,245
General Manager and VP of Product (resigned June 26, 2022)	2021	183,269		76,219	48,578	308,066

Shalom Shushan	2022	$84,427	$-	$2,054	$22,627	$109,108
Chief Technology Officer (resigned May 22, 2022)	2021	203,142		22,206	58,913	284,261

Paul Goode	2022	$200,641	$-	$263,776	$21,267	$485,685
Chief Executive Officer

James Thrower
Chief Technology Officer	2022	$230,000	$-	$92,892	$38,470	$361,362

Employment Agreements

Set forth below are summaries of the material terms of the employment agreements of our current named executive officers.

Paul Goode

On October 19, 2021, Paul V. Goode was appointed as President and Chief Operating Officer of GlucoTrack, effective November 1, 2021 and currently serves as the Chief Executive Officer. He had served as a member of the Company’s Board of Directors since December 17, 2020. Concurrent with his new appointment, Mr. Goode stepped down from the Board.

Mr. Goode most recently served as Vice President of Product Development at Orchestra Biomed where he oversaw development of its implantable cardiac stimulator system for hypertension. Prior to Orchestra, from 2010 until July 2019 Paul served in several executive roles at EndoStim, including Senior Vice President of R&D, Chief Technology Officer, and Interim CEO. From 2006 through 2010 he served as VP of Research and Development at Metacure and from 2004 through 2006 Mr. Goode served as Director of Engineering at Impulse Dynamics. Prior to that, Mr. Goode was employed as Director of Engineering at DexCom and as Senior Engineer at MiniMed. Paul received his BS, MS and PhD degrees from North Carolina State University.

In this role, Goode will lead the company’s operations, overseeing strategy, design, manufacturing, business and product development and begin to build the U.S. infrastructure in preparation for the U.S. clinical trials of GlucoTrack. He will devote such time as necessary to perform his duties but shall be able to pursue other professional opportunities at the same time. His base salary shall be $175,000 per year, and he shall be entitled to a cash bonus of up to 20% of his annual base salary as determined by the Company’s Compensation Committee and shall be granted options to purchase up to One and half Percent (1.5%) of the fully diluted common stock, par value $0.001 per share, of the Company (“Common Stock”) as of the Effective Date, with a per share exercise price equal to the greater of (A) $5.20 per share or (B) the closing price of a share of Common Stock on the Effective Date, as reported by Bloomberg L.P., which shall vest in equal monthly installments over a three year period following the Effective Date.

The bonus and equity incentives shall be subject to clawback rights if there is a misstatement of financials which changes any metrics upon which a bonus or incentives are based and the clawback will be pro rata based upon the changes in the financials with respect to the effect on any underlying metrics.

Jolie Kahn

The Company also entered into a Consulting Agreement with Ms. Kahn for her services as Interim CHIEF FINANCIAL OFFICER. She is compensated $10,000 per month for her services. The Agreement was for an initial term of six months which expired on January 31, 2020 and was renewed by the Company on February 5, 2020 for an additional six month term and may has been further orally extended for successive six-month terms and may be terminated by either party on 30 days’ notice. Ms. Kahn also acts as US counsel to the issuer and is compensated separately for legal services provided.

Outstanding Equity Awards as of December 31, 2022

The following table sets forth for each of GlucoTrack’s named executive officers certain information regarding unexercised options as of December 31, 2022:

	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise	Option Expiration
Name	(#) Exercisable	(#) Unexercisable	Price	Date
Paul V. Goode	118,326	209,329	$5.80	11/1/2024
James Thrower	87,432	174,846	$5.80	12/3/2024

DIRECTOR COMPENSATION

The following table sets forth information with respect to the compensation of our directors as of December 31, 2022:

Name	Fees earned or paid in cash	Payment for services in common shares	Other compensation	Options Awards Vested	Total
Allen Danzig	$52,500	$17,500	$-	$-	$70,000
Andrew Sycoff	$70,000		$-	$-	$70,000
Luis Malave	$39,375	$30,625	$-	$-	$70,000
Robert Fischell	$70,000		$-	$-	$70,000
Shimon Rapps	$70,000		$-	$-	$70,000
	$301,875	$48,125	$-	$-	$350,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our Common Stock within 60 days of February 17, 2023 by:

●	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
●	each of our named executive officers and our current directors; and
●	all of our executive officers and directors as a group.

Except as otherwise indicated below, the address of each beneficial owner listed in the table is c/o GlucoTrack, Inc.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 15,503,632 shares of common stock outstanding on February 17, 2023. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed as outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 17, 2023. We did not deem these exercisable shares outstanding, however, for the purpose of computing the percentage ownership of any other person. The applicable footnotes are an integral part of the table and should be carefully read in order to understand the actual ownership of our securities, particularly by the 5% stockholders listed in the table.

	Number of Shares Beneficially	Number of Preferred, RSUs, Options and Warrants Exercisable		Total Shares Beneficially Owned
Name of Beneficial Owner	Held	within 60 days		Number	Percent

Allen E. Danzig	19,434	0		19,434	*
Dr. Robert Fischell	35,048	3,197	(1)	38,245	*
Paul Goode	1,950	145,632	(2)	147,582	*
Jolie Kahn	0	0		0	*
Luis Malave	15,023	0		15,023	*
Shimon Rapps	10,598	0	(3)	10,598	*
Andrew Sycoff	8,171	142,071	(4)	150,242	*
James Thrower	0	116,528	(2)	116,528	*
Mark Tapsak	0	22,533	(2)	22,533	*
	* less than one percent
All Executive Officers and Directors as a group (9 persons)				520,185	3.3
					0
Principal Stockholders					0
John A Ballentyne Rev Trust 08/01/2017	5,157,888		(5)	5,157,888	33.3

(1) Ownership includes (i) 31,733 shares of Common Stock owned individually, (ii) 3,316 owned jointly by Dr. Fischell and his wife; and (iii) 3,197 Options deemed vested within 60 days of April 29, 2022.

(2) Options deemed vested within 60 days of April 29, 2022.

(3) SDR Diversified Holdings, LLC, an entity owned by Leah Rapps, the wife of Shimon Rapps, owns 3,578 shares of common stock and 1,226,556 warrants to purchase shares of our Common Stock. Leah Rapps has voting control and investment power over SDR Diversified Holdings, LLC. Ms. Rapps also owns 2,099 shares in her personal name. Mr. Rapps disclaims beneficial ownership in the shares and warrants held by his wife and by SDR Diversified Holdings, LLC.

(4) Ownership includes: (i) 8,171 shares of common stock owned by Mr. Sycoff; and (ii) 142,071 shares of common stock issuable upon the exercise of warrants owned by Andrew Garrett, Inc. Mr. Sycoff has voting power and investment control over the shares of common stock held by Andrew Garrett, Inc. Alma Diversified Holdings LLC, an entity owned by Sharon Sycoff, the wife of Mr. Sycoff owns (i) 105,010 shares of common stock; and (ii) 3,013,327 shares of common stock issuable upon the exercise of warrants. Sharon Sycoff has voting power and investment control over the shares and warrants held by Alma Diversified Holdings LLC and Mr. Sycoff disclaims beneficial ownership in the shares and warrants held by Alma Diversified Holdings LLC.

(5) In addition, the John A. Ballantyne Revocable Trust 08/01/2017 owns additional shares of common stock acquirable within 60 days, each of which is subject to a Blocker Limitation. However, the percentage ownership by the John A. Ballantyne Revocable Trust 08/01/2017 is currently in excess of such Blocker Limitations, and as a result, such Blocker Securities have been excluded from the table. These Blocker Securities consist of 378,719 warrants. The address of John A. Ballantyne Rev Trust 08/01/2017 is 7410 Claire Drive South, Fargo ND 58104. John A. Ballantyne has voting and investment control over the shares held by John A. Ballantyne Rev Trust 08/01/2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as set forth below, GlucoTrack is not aware of any transactions since the beginning of its last fiscal year or any proposed transactions in which GlucoTrack was or is a party, in which (1) the amount involved exceeded the lesser of $120,000 or 1% of the average of GlucoTrack’s total assets at year-end for the last two completed fiscal years and (2) in which a director, director nominee, executive officer, holder of more than 5% of GlucoTrack’s Common Stock or Preferred Stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest. Andrew Garrett, Inc., which is controlled by director, Andrew Sycoff, has an advisory agreement with the issuer which a $20,000 monthly fee and may in certain case earn investment banking fees for other services with the issuer.

-none-

Director Independence

GlucoTrack is currently listed on the Nasdaq Capital Market and follows its rules that a majority of the Board of Directors must be comprised of independent directors. The independence rules include a series of objective tests, including that an “independent” person will not be employed by GlucoTrack and will not be engaged in various types of business dealings with GlucoTrack. Applying these rules and based on representations from the directors with respect to their independence thereunder, the Board has determined that each of the current members of GlucoTrack’s Board of Directors is independent, except for Mr. Sycoff, and, therefore, a majority of the members of the Board are independent directors.

Principal Accounting Fees and Services. Audit Fees

Fees for services rendered by Fahn Kanne & Co. (“Fahn Kanne”) for professional services rendered for the 2022 and 2021 audit of our annual financial statements, review of financial statements included in quarterly reports on Form 10-Q in 2022 and 2021 and out of pocket expenses, totaled approximately $96,000 and $83,000 for 2022 and 2021, respectively.

Tax Fees

GlucoTrack paid to Fahn Kanne $10,000 for preparation of a high-level review of Israeli tax issues, that may result from the liquidation of the subsidiary in Israel.  GlucoTrack did not pay Fahn Kanne any fees in 2021 for assurance and related services reasonably related to the performance of the audit or review of the GlucoTrack’s financial statements.

All Other Fees

GlucoTrack paid to Fahn Kanne $2,500 in 2022 for filing royalties reports to the Israeli Innovation Authorities. GlucoTrack paid to Fahn Kanne $11,000 in 2021 for review and consent on its Form S-3 registration statement.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Board is solely responsible for the pre-approval of all audit and non-audit services to be provided by the independent accountants. The Board approved all of the fees paid to Fahn Kanne for the years ended December 31, 2022 and 2021.

WHERE YOU CAN FIND MORE INFORMATION

The SEC maintains a website that contains reports, proxies and information statements and other information regarding the Company and other issuers that file electronically with the SEC at www.sec.gov. The Company’s proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the SEC’s website. Shareholders may also read and copy materials that the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. Shareholders may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of the Company’s reports filed with the SEC are also available at t http://www.astproxyportal.com/ast/24303.

INCORPORATION BY REFERENCE

The SEC allows the Company to “incorporate by reference” into this Proxy Statement documents it files with the SEC. This means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and later information that the Company filed with the SEC as specified below will update and supersede that information. Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Company incorporates by reference the following filing:

Annual Report on Form 10-K for year ended December 31, 2022, filed with the SEC on March 31, 2022 and as amended and filed on April 29, 2022 (a copy of which is mailed to each stockholder with this proxy statement);

We also incorporate by reference into this Proxy Statement additional documents that we may file with the SEC between the date of this Proxy Statement and the date of the Annual Meeting. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials.

The information provided on our website is not part of this Proxy Statement, and therefore is not incorporated by reference herein.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this Proxy Statement.

●	You may obtain, without charge, a copy of any of the documents incorporated by reference in this proxy statement, other than exhibits to those documents that are not specifically incorporated by reference into those documents, by writing or telephoning us at the Company’s address set forth above in this Schedule 14A.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT.

THIS PROXY STATEMENT IS DATED MARCH 1, 2023. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND THE SENDING OR MAKING AVAILABLE OF THIS PROXY STATEMENT TO STOCKHOLDERS SHALL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

OTHER BUSINESS

Other Matters that May Come Before the Annual Meeting

The Board of Directors does not intend to present, and knows of no others who intend to present, at the Annual Meeting any matter or business other than that set forth in the accompanying notice of Annual Meeting of Stockholders. If other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the proxy to vote any proxies on such matters in accordance with their judgment.

ADDITIONAL INFORMATION

Delivery of Documents to Security Holders Sharing an Address

Only one information statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of its security holders. The Company undertakes to deliver promptly upon written or oral request a separate copy of the information statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify the Company that the security holder wishes to receive a separate copy of an information statement.

Security holders sharing an address and receiving a single copy may request to receive a separate information statement at the address provided herein for our corporate offices in Israel. Security holders sharing an address can request delivery of a single copy of information statements if they are receiving multiple copies may also request to receive a separate information statement at the address provided herein for our corporate offices in New Jersey.

Stockholder Proposals for Our 2023 Annual Meeting

Only proper proposals under Rule 14a-8 of the Exchange Act which are timely received will be included in the proxy materials for our next annual meeting. In order to be considered timely, such proposal must be received by our Chief Financial Officer at the address provided herein for our corporate offices in New Jersey no later than September 30, 2023 We suggest that stockholders submit any stockholder proposal by certified mail, return receipt requested.

Our Bylaws require stockholders to provide advance notice to the Company of any stockholder director nomination(s) and any other matter a stockholder wishes to present for action at an annual meeting of stockholders (other than matters to be included in our proxy statement, which are discussed in the previous paragraph). In order to properly bring business before an annual meeting, our Bylaws require, among other things, that the stockholder submit written notice thereof complying with our Bylaws to our Chief Financial Officer, at the above address, not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, the Company must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 (as discussed above) no sooner than December 1, 2023, and no later than December 31, 2023. If a stockholder fails to provide timely notice of a proposal to be presented at our 2023 Annual Meeting of Stockholders, the proxy designated by our Board of Directors will have discretionary authority to vote on any such proposal that may come before the meeting.

Solicitation of Proxies

The Company will bear the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, our officers and employees may solicit proxies in person or by telephone. The Company may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

ALL STOCKHOLDERS ARE URGED TO VOTE OVER THE INTERNET, BY TELEPHONE, OR BY MAIL.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Jolie Kahn, CHIEF FINANCIAL OFFICER